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                                    EXHIBIT 1

                                 QUESTECH, INC.
             AMENDED AND RESTATED STOCK EMPLOYEE COMPENSATION TRUST


      THIS AMENDED AND RESTATED TRUST AGREEMENT (the "Agreement") is made effective as of March 25, 1998, by and among QuesTech, Inc., a Virginia corporation, and EDWARD G. BROENNIMAN, GERALD F. MAYEFSKIE, SEBASTIAN P. MUSCO, VINCENT RUSSO and VINCENT L. SALVATORI, as individual trustees, and their successors (each, individually, a "Trustee," and collectively, the "Trustees");

                              W I T N E S S E T H:

      WHEREAS, the Company established a Stock Employee Compensation Trust (the "Trust") pursuant to an Amended Stock Employee Compensation Trust Agreement effective as of December 31, 1993 (the "Trust Agreement");

      WHEREAS, the Trustees desire to act as trustees of the Trust, and to hold legal title to the assets of the Trust, in trust, for the purpose hereinafter stated and in accordance with the terms hereof;

      WHEREAS, the Company has previously adopted the Plans (as defined below);

      WHEREAS, the Company desires to provide assurance of the availability of the shares of its common stock necessary to satisfy certain of its obligations under the Plans (as defined below);

      WHEREAS, the Company desires that the assets to be held in the Trust Fund (as defined below) should be principally or exclusively securities of the Company and, therefore, expressly waives any diversification of investments that might otherwise be necessary, appropriate, or required pursuant to applicable provisions of law;

      WHEREAS, the members of the Board of Directors of the Company have been appointed as Trustees and have accepted such appointment as of the date set forth first above; and

      WHEREAS, the Company and the Trustees desire to amend and restate the Trust Agreement on the terms and conditions set forth herein;

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      NOW, THEREFORE, the parties hereto hereby establish the Trust and agree that the Trust will be comprised, held and disposed of as follows:


1.    TRUST, TRUSTEE AND TRUST FUND

      1.1. Trust. This Agreement and the Trust shall be known as the QuesTech, Inc. Stock Employee Compensation Trust. The parties intend that the Trust will be an independent legal entity with title to and power to convey all of its assets. The parties hereto further intend that the Trust not be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). However, all decisions and interpretations by the Trustee shall be governed by the arbitrary and capricious standard, as interpreted under applicable ERISA law. The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust.

      1.2. Trustee. The Trustees named above are hereby designated as the trustees hereunder, to receive, hold, invest, administer and distribute the Trust Fund in accordance with this Agreement, the provisions of which shall govern the power, duties and responsibilities of the Trustees.

      1.3. Trust Fund. The assets held at any time and from time to time under the Trust collectively are herein referred to as the "Trust Fund" and shall consist of the Common Stock of the Company, contributions received by the Trustee, proceeds of any loans, investments and reinvestment thereof, the earnings and income thereon, less disbursements therefrom. Except as herein otherwise provided, title to the assets of the Trust Fund shall at all times be vested in the Trustees and securities that are part of the Trust Fund shall be held in such manner that the Trustees' name and the fiduciary capacity in which the securities are held are fully disclosed, subject to the right of the Trustees to hold title in bearer form or in the name of a nominee, and the interests of others in the Trust Fund shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of the Trust.


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      1.4.  Trust Fund Subject to Claims. Notwithstanding any provision of this
            Agreement to the contrary, the Trust Fund shall at all times remain subject to the claims of the Company's general creditors under federal and state law.

            In addition, the Chief Executive Officer of the Company shall have the duty to inform the Trustees in writing of the Company's insolvency. If a person claiming to be a creditor of the Company alleges in writing to any Trustee that the Company has become insolvent, the Chief Executive Officer shall determine the validity of such claims and if found to be valid, shall notify the Trustees to discontinue allocations pursuant to Article 3.

            Unless the Trustees have actual knowledge of the Company's insolvency, or have received notice from the Company or a person claiming to be a creditor alleging that the Company is insolvent, the Trustees shall have no duty to inquire whether the Company is insolvent. The Trustees may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustees that provides the Trustees with a reasonable basis for making a determination concerning the Company's insolvency.

            If at any time the Trustees have determined that the Company is insolvent, the Trustees shall discontinue allocations pursuant to
            Article 3 and shall hold the Trust Fund for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish rights of employees as general creditors of the Company with respect to benefits due under the Plan(s) or otherwise.

            The Trustees shall resume allocations pursuant to Article 3 only after the Trustees have determined that the Company is not insolvent (or is no longer insolvent).

      1.5. Definitions. In addition to the terms defined in the preceding portions of this Agreement, certain capitalized terms have the meanings set forth below:

    "Board of Directors" means the board of directors of the Company.

    "Calculation Period" means a period consisting of a calendar year.

    "Change of Control" means any of the following events:


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            (a)   an acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty-one percent (51%) or more of the combined voting power of the then outstanding voting securities of the Company; provided, however, that the following acquisitions shall not constitute a Change in
                  Control: (i) an acquisition by or directly from the Company,
                  (ii) an acquisition by any employee benefit plan or trust sponsored or maintained by the Company; and (iii) any acquisition described in subclauses (A) or (B) of subsection
                  (b) below; or

            (b) approval by the stockholders of the Company of (i) a complete dissolution or liquidation of the Company, (ii) a sale or other disposition of all or substantially all of the Company's assets or (iii) a reorganization, merger, or consolidation ("Business Combination") unless either (A) all or substantially all of the stockholders of the Company immediately prior to the Business Combination own more than fifty percent (50%) of the voting securities of the entity surviving the Business Combination, or the entity which directly or indirectly controls such surviving entity, in substantially the same proportion as they owned the voting securities of the Company immediately prior thereto, or (B) the consideration (other than cash paid in lieu of fractional shares or payment upon perfection of appraisal rights) issued to stockholders of the Company in the Business Combination is solely common stock which is publicly traded on an established securities exchange in the United States or on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ").

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" means QuesTech, Inc., a Virginia corporation, or any successor thereto. References to the Company shall include its subsidiaries where appropriate.


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      "Company Stock" means shares of common stock, par value $0.05 per share, issued by the Company or any successor securities.

      "Excess Shares" has the meaning set forth in Section 3.3.

      "Extraordinary Dividend" means any dividend or other distribution of each or other property (other than Company Stock) made with respect to Company Stock, which the Board of Directors declares generally to be other than an ordinary dividend.

      "Fair Market Value" means as of any date the average of the highest and lowest report sales price, determined in the regular way on such date (or if such date is not a trade day, then on the most recent prior date which is a trading day) of a share of Company Stock as reported on the composite tape, or similar reporting system, for issues listed on NASDAQ (or, if the Company Stock is no longer traded on the NASDAQ Exchange, on such other national securities exchange on which the Company Stock is listed or national securities or central market system upon which transactions in Company Stock are reported, as either shall be designated by the Board of Directors for the purposes hereof) or if sales of Common Stock are not reported in any manner specified above, the average of the high bid and low asked quotations on such date (or if such date is not a trading day, then on the most recent prior date which is a trading day) in the over-the-counter market as reported by NASDAQ or, if not so reported, by National Quotation Bureau, Incorporated or similar organization selected by the Board of Directors.

      "Loans" means (a) the loan and extension of credit to the Trust evidenced by the promissory note made and authorized by the Trust dated December 31, 1993, executed by the Chairman of the Company as agent for the Trustees, with which the Trust purchased a portion of the Company Stock; (b) the loan and extension of credit to the Trust evidenced by the promissory note made and authorized by the Trust dated March __, 1998, executed by the Chairman of the Company as agent for the Trustee, with which the Trust purchased a portion of the Company Stock; and (c) any other loan by the Company to the Trust for the purpose of purchasing Company Stock.


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      "Plans" or "QTI Plans" means the employee benefit plans and non-employee directors stock option plan listed on Schedule A hereto as the same may be amended from time to time by the Board of Directors, including any successors thereto, and any other employee benefit plan or non-employee directors stock option plans of the Company or its subsidiaries designated as such by the Board of Directors.

      "Participant" means as of any date any individual who is employed by the Company or any subsidiary of the Company or is a non-employee director of the Company or any subsidiary of the Company as of such date and is a participant in a Plan.

      "QTI Plan Participant Certification" means a certification to be delivered by the Participant in a QTI Plan to the Trustee pursuant to Section 5.4, which sets forth the directions made by each Participant as to voting or tendering of the Company Stock allocated to his account in the respective QTI Plan with respect to the voting or tendering decision at issue.

      "Suspense Account" means a separate account to be maintained by the Trustees to hold Excess Shares pursuant to the terms of Article 3 hereof.

      "Trustee" means those persons and corporate entities or any successor trustee as appointed by the Board of Directors.

      "Trust Year" means the period beginning on the date hereof and ending on December 31, 1994, and each twelve (12) month period beginning on January 1 and ending on December 31 thereafter.

2.    CONTRIBUTIONS AND DIVIDENDS

      2.1. Initial Contribution. For the initial Trust Year the Company has been credited with a contribution to the Trust in cash of Four Hundred Thirty-Two Thousand Five Hundred and 00/100 Dollars ($432,500.00), which enabled the Trustees to acquire 221,792 shares of Company Stock which have been and are being utilized for purposes of funding Common Stock issuances upon the exercise of stock options issued by the Company under the QTI Plans, as more specifically set forth in Section 3.1 below. The Trust returned to the Company


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            a promissory note in the principal sum of Four Hundred Thirty-Two
            Thousand Five Hundred and 00/100 Dollars ($432,500.00), which note is the obligation of the Trust.

      2.2. Additional Contribution. For the Trust Year 1998 the Company shall be credited with a contribution to the Trust in cash of Two Million Three Hundred Twenty Four Thousand Two Hundred Ninety Three and 75/100 Dollars ($2,324,293.75), which amount represents the fair market value of 296,847 shares of Company Stock on date of purchase thereof and which amount shall be used by the Trustees to acquire said 296,847 shares of Company Stock for purpose of funding Common Stock issuances upon the exercise of stock options issued by the Company under the QTI Plans, as more specifically set forth in
            Section 3.1 below. In recognition thereof, the Trust shall return to the Company a promissory note having a principal sum equal to the cash contribution made by the Company, which note shall be the obligation of the Trust.

      2.3. Repayment and Forgiveness of Loans. For each Trust Year in which Plan Participants exercise stock options under the QTI Plans, the Company may attribute to repayment of the Loans (in the form of a reduction of the principal amount outstanding thereunder) the cash exercise price received from such Plan Participants (a "Principal Reduction"). Unless otherwise expressly provided herein, the Trustees shall apply all cash contributions, dividends and earnings of the Trust to the payment of the Loans. Such payments shall be applied on a pro rata basis to each Loan outstanding based on the principal amount outstanding on such Loan in proportion to the aggregate principal amount outstanding on all Loans.

      2.4. Dividends. Except as otherwise provided herein, dividends paid in cash on Company Stock held by the Trust, including Company Stock held in the Suspense Account, shall be applied to repay principal due under the Loans. Dividends which are not in cash or in Company Stock (including Extraordinary Dividends, or portions thereof) shall be reduced to cash by the Trustees and shall be applied to repay principal due under the Loans.


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3.    RELEASE AND ALLOCATION OF COMPANY STOCK

      3.1. Release of Shares. In exchange for each Principal Reduction (as provided in Section 2.2 above), the Trust shall release to the Company the number of shares of Common Stock for which stock options were exercised in connection with such Principal Reduction, which shares then may be registered in the name of the Plan Participant(s) exercising such options.

      3.2. Allocations. For the purposes of this Trust, shares of Company Stock shall be allocated as directed by the Trustees to the Plans and the Plan Participants as the Trustees may determine in accordance with the requirements of the QTI Plans. The Trustees' discretion shall be limited to the amounts allocated among the QTI Plans, with the allocation itself being mandatory. Subject to this Article 3, the shares have been allocated in the manner set forth on Schedule A hereto.

      3.3. Excess Shares. Shares which are not allocated pursuant to the preceding paragraph ("Excess Shares") shall be held by the Trustee in the Suspense Account and shall be allocated in accordance with the provisions of this Article 3.

4.    COMPENSATION, EXPENSES AND TAX WITHHOLDING

            The Trustees shall not be entitled to compensation for their services as such. In the event a Trustee is substituted for the members of the Board of Directors of the Company, the Company may reimburse the reasonable legal, accounting and appraisal fees, expenses and other charges reasonably incurred in connection with the administration, management and distribution of the Trust Fund by such Successor Trustee.

5.    ADMINISTRATION OF TRUST FUND

      5.1. Management and Control of Trust Fund. Subject to the terms of this Agreement, the Trustees shall have exclusive authority, discretion and responsibility to manage and control the assets of the Trust Fund.

      5.2. Investment of Funds. Except as otherwise provided in Section 2.2 and in this Section 5.2, the Trustees shall invest and reinvest the Trust Fund exclusively


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            in Company Stock, including any increases thereto resulting from the proceeds of a tender offer, recapitalization or similar transaction which, if not in Company Stock, shall be reduced to cash as soon as practicable. The Trustees may invest any portion of the Trust Fund temporarily pending investment in Company Stock, distribution or payment of expenses in (i) investments in United States Government Obligations with maturities of less than one (1) year, (ii) interest-bearing accounts including but not limited to certificates of deposit, time deposits, saving accounts and money market accounts with maturities of less than one (1) year in any bank, with aggregate capital in excess of One Billion Dollars ($1,000,000,000) and a Moody's Investor Services rating of at lease P1, or an equivalent rating from a nationally recognized ratings agency, which accounts are insured by the Federal Deposit Insurance Corporation or other similar federal agency, (iii) obligations issued or guaranteed by any agency or instrumentality of the United States of America with maturities of less than one (1) year or (iv) short-term discount obligations of the Federal National Mortgage Association.

      5.3. Trustees' Administrative Powers. Except as otherwise provided herein, and subject to the Trustees' duties hereunder, the Trustees shall have the following powers and rights, in addition to those provided elsewhere in this Agreement or by law:

            (a)   to retain any asset of the Trust Fund;

            (b) subject to Section 5.4 and Article 3, to sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to any Trust Fund assets at public or private sale;

            (c) with the concurrence of the Company, to borrow from any lender (including the Company pursuant to the Loans), to acquire Company Stock as authorized by this Agreement, to enter into lending agreements upon such terms (including reasonable interest and security for the loan and rights to renegotiate and prepay such loan) as may be determined by the Board of Directors; provided, however, that any collateral given by the Trustees for the Loans shall be limited to cash and property contributed by the Company to the Trust and dividends paid on Company Stock held in


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                  the Trust Fund and shall not include Company Stock acquired with the proceeds of Loans;

            (d) to settle, submit to arbitration, compromise, contest, prosecute or abandon claims and demands in favor of or against the Trust Fund;

            (e) to vote or to give any consent with respect to any such securities, including any Company Stock, held by the Trust either in person or by proxy for any purpose provided that the Trustee shall vote, tender or exchange all shares of Company Stock as provided in Section 5.4;

            (f) to exercise any of the powers and rights of any individual owner with respect to any asset of the Trust Fund and to perform any and all other acts that in their judgment are necessary or appropriate for the proper administration of the Trust Fund, even though such powers, rights and acts are not specifically enumerated in this Agreement;

            (g) to employ such accountants, actuaries, investment bankers, appraisers, other advisors and agents as may be reasonably necessary in collecting, managing, administering, investing, valuing, distributing and protecting the Trust Fund or the assets thereof or any borrowings of the Trustee made in accordance with Section 5.3(c); and to pay their reasonable fees and expenses, which shall be deemed to be expenses of the Trust and for which the Trustees shall be reimbursed in accordance with Section 4.1;

            (h) to cause any asset of the Trust Fund to be issued, held or registered in the Trustees' name or in the name of their nominee, or in such form that title will pass by delivery, provided that the records of the Trustees shall indicate the true ownership of such assets;

            (i) to utilize another entity as custodian to hold, but not invest or otherwise manage or control, some or all of the assets of the Trust Funds; and

            (j) to consult with legal counsel (who may also be counsel for the Company generally) with respect to any of their duties or obligations hereunder; and to pay the reasonable fees and expenses of such counsel, which shall be


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                  deemed to be expenses of the Trust and for which the Trustees shall be reimbursed in accordance with Section 4.1.

            Notwithstanding the foregoing, neither the Trust nor the Trustees shall have any power to, and shall not, engage in any trade or business regarding the Trust Fund. All decisions by the Trustees shall be governed by a majority vote of the Trustees.

      5.4.  Voting And Tendering Of Company Stock.

            (a) Voting of Allocated Company Stock. The Trustee shall exercise reasonable diligence to follow the directions of the Participants as to the manner in which shares of Company Stock held by the Trust are to be voted on each matter brought before an annual or special stockholders' meeting of the Company or the manner in which any consent is to be executed, in each case as provided below. Before each such meeting of stockholders, the Trustees shall cause to be furnished to each Participant of each QTI Plan, including non-qualified optionees, a copy of the proxy solicitation material received by the Trustees, together with a form requesting confidential instructions as to how to vote the shares of Company Stock held by the Trustees. Upon timely receipt of the Participant's Certification, the Trustees shall on each such matter vote the number of shares of Company Stock held by the Trust as follows:

                  The Trustee shall, with respect to each QTI Plan, assign to each Participant, the number of shares (the "QTI Participant Directed Account") equal to the total number of shares of Common Stock covered by all of the Participant's option grants. Each share assigned to each Participant in accordance with the previous sentence shall be subject to such Participant's direction to the Trustees with respect to shares of Company Stock allocated to his account in such QTI Plan, as reflected in the Participant Certification. Any shares of Company Stock which remain undirected pursuant to the foregoing provisions shall be voted in proportion to the voting of the shares for which directions were received. Similar provisions shall apply in the case of any action by shareholder consent without a meeting.


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            (b)   Voting of Unallocated Company Stock. The Trustees shall vote the unallocated Company stock on each matter brought before an Annual or Special Stockholders Meeting of the Company in the same proportion as they vote the allocated shares.

            (c) Tender or Exchange of Company Stock. The Trustees shall use their best efforts timely to distribute or cause to be distributed to the Participants of a QTI Plan any written materials distributed to stockholders of the Company generally in connection with any tender offer or exchange offer, together with a form requesting confidential instructions on whether or not to tender or exchange shares of Company Stock held in the Trust. Upon timely receipt of the Participants' Certifications, the Trustees shall tender or not tender the Participant Directed Amount for each Participant in accordance with such Participant's direction in which he participates with respect to shares of Company Stock allocated to his account in such QTI Plan, as set forth in the Participant Certification. The Participant of any QTI Plan shall not be limited in the number of instructions to tender or withdraw from tender which it may give but shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustees. If the Trustees shall not receive timely instruction by means of the Participant's Certification as to the manner in which to respond to such a tender or exchange offer, the Trustee shall tender or exchange or not tender or exchange any shares of Company Stock with respect to which the Participant of any QTI Plan has the right of direction in the same proportion as the shares of Company Stock for which the Trustees are directed.

            (d) The Company shall maintain appropriate procedures to ensure that all instructions by Participants are collected, tabulated, and transmitted by the Participants to the Trustees without being divulged or released to any other person affiliated with the Company or its affiliates. All actions taken by Participants and the contents of the Participant's Certification shall be held confidential by the Trustees and shall not be divulged or released to any person, other than
                  (i) agents of the Trustees who are not affiliated with the Company or its affiliates or (ii) by virtue of the execution by the


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                  Trustees of any proxy, consent or letter of transmittal for the shares of Company Stock held in the Trust.

      5.5.  Indemnification.

            (a) To the extent lawfully allowable, the Company shall and hereby does indemnify and hold harmless each Trustee from and against any claims, demands, actions, administrative or other proceedings, causes of action, liability, loss, cost, damage or expense (including reasonable attorney's fees), which may be asserted against it, in any way arising out of or incurred as a result of its action or failure to act in connection with the operation and administration of the Trust; provided that such indemnification shall not apply to the extent that the Trustee has acted in willful or negligent violation of applicable law or its duties under this Trust or in bad faith. No Trustee shall be under liability to any person for any loss of any kind which may result (i) by reason of any action taken by the Trustee in accordance with or contrary to the direction of any Participant acting pursuant to Section 5.4(b) (hereinafter collectively referred to as the "Directing Participants"), (ii) by reason of the Trustee's failure to exercise any power or authority or to take any action hereunder because of the failure of any such Directing Participant to give directions to the Trustee, as provided for in this Agreement, or (iii) by reason of any act or omission of any of the Directing Participants with respect to its duties under this Trust. Each Trustee shall be fully protected in acting upon any instrument, certificate, or paper delivered by any Participant or beneficiary and believed in good faith by the Trustee to be genuine and to be signed or presented by the proper persons or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

            (b) The Company may, but shall not be required to, maintain liability insurance to insure its obligations hereunder. If any payments made by the Company, or the Trust pursuant to this indemnity are covered by insurance, the Company or the Trust (as applicable ) shall be subrogated to the rights of the indemnified party against the insurance company.


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            (c)   Without limiting the generality of the foregoing, the Company may, at the request of any Trustee, advance to the Trustee reasonable amounts of expenses, including reasonable attorneys' fees and expenses, which the Trustee advises have been incurred in connection with its investigation or defense of any claim, demand, action, cause of action, administrative or other proceeding arising out of or in connection with the Trustee's performance of its duties under this Agreement.

      5.6. General Duty to Communicate to the Board of Directors. The Trustees shall promptly notify the Board of Directors of all communications with or from any government agency or with respect to any legal proceeding with regard to the Trust and with or from any Plan Participants concerning their entitlements under the Plans or the Trust.

6.    ACCOUNTS AND REPORTS OF TRUSTEES

      6.1. Records and Accounts of Trustees. The Trustees shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection or audit by any person designated by the Company and which shall be retained as required by applicable law.

      6.2. Fiscal Year. The fiscal year of the Trust shall be the twelve (12) month period beginning on January 1 and ending on December 31.

      6.3. Reports of Trustees. The Trustees shall prepare and present to the Board of Directors a report for the period ending on the last day of each fiscal year, and for such shorter periods as the Board of Directors may reasonably request, listing all securities and other property acquired and disposed of and all receipts, disbursements and other transactions effected by the Trust after the date of the Trustees' last account, and further listing all cash, securities, and other property held by the Trust, together with the fair market value thereof, as of the end of such period. In addition to the foregoing the report shall contain such information regarding the Trust Fund's assets and transactions as the Board of Directors in its discretion may reasonably request.


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      6.4.  Final Report. In the event of the resignation or removal of a
            Trustee hereunder, the Board of Directors may request and the Trustee shall then with reasonable promptness submit, for the period ending on the effective date of such resignation or removal, a report similar in form and purpose to that described in Section 6.3.

7.    SUCCESSION OF TRUSTEE

      7.1. Resignation of Trustee. Any of the Trustees or any successor thereto may resign as Trustee hereunder at any time upon delivering a written notice of such resignation, to take effect sixty (60) days after the delivery thereof to the Secretary of the Company, unless the Board of Directors accepts shorter notice; provided, however, that no such resignation shall be effective until a Successor Trustee has assumed the office of Trustee hereunder.

      7.2. Removal of Trustee. Any of the Trustees or any successor thereto may be removed by the Company by delivering to the Trustee so removed an instrument executed by the Board of Directors. Such removal shall take effect at the date specified in such instrument.

      7.3. Appointment of Successor Trustee. Whenever any one of the Trustees or any successor thereto shall resign or be removed or a vacancy in the position shall otherwise occur, the Board of Directors shall use its best efforts to appoint a Successor Trustee as soon as practicable after receipt of a notice described in Section 7.1, or the delivery to the Trustee of a notice described in Section 7.2, as the case may be, but in no event more than one hundred eighty (180) days after receipt or delivery, as the case may be, of such notice. A Successor Trustee's appointment shall not become effective until such successor shall accept such appointment by delivering its acceptance in writing to the Company. If a successor is not appointed within such one hundred eighty (180) day period, the Trustee, at the Company's expense, may petition a court of competent jurisdiction for appointment of a successor.

      7.4. Succession to Trust Fund Assets. The title to all property held hereunder shall vest in any successor Trustee acting pursuant to the provisions hereof without the execution or filing of any further instrument, but a resigning or removed Trustee shall execute all instruments and do all acts necessary to vest title in the successor Trustee. Each successor Trustee shall have, exercise and enjoy all of the powers, both discretionary and ministerial, herein conferred upon its predecessors. A successor Trustee shall not be obliged to examine or review the accounts, records, or acts of, or property delivered by, and previous Trustee and shall not be responsible for any action or any failure to act on the part of any previous Trustee.

      7.5. Continuation of Trust. In no event shall the legal disability, resignation or removal of a Trustee terminate the Trust, but the Board of Directors shall forthwith appoint a successor Trustee in accordance with Section 7.3 to carry out the terms of the Trust.


      7.6. Continuance of Trustees' Powers in Event of Termination of the Trust. In the event of the termination of the Trust, as provided herein, the Trustees shall dispose of the Trust Fund in accordance with the provisions hereof. Until the final distribution of the Trust Fund, the Trustees shall continue to have all powers provided hereunder as necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

8. AMENDMENT OR TERMINATION

      8.1. Amendments. Except as otherwise provided herein, the Company may amend the Trust at any time and from time to time in any manner which it deems desirable, provided that no amendment which would adversely effect the contingent rights of Plan participants may change (i) the allocation requirement in Section 3.1 or Section 3.2,
            (ii) the terms of Section 3.3, (iii) the provisions of Section 2.2 as to the use of dividends, (iv) the provisions of Section 5.4, (v) the provisions of Section 8.2, or (vi) the provisions of this
            Section 8.1. Notwithstanding the foregoing, the Company shall retain the power under all circumstances to amend the Trust to correct any errors or clarify any ambiguities or similar issues of interpretation in this Agreement, such interpretation to be binding on all interested persons.

      8.2. Termination. Subject to the terms of this Section 8.2, the Trust shall terminate on December 31, 2008 or any earlier date on which the Loans are paid in full (the "Termination Date"). The Board of Directors may terminate the Trust at any time prior to the Termination Date. The Trust shall also terminate automatically upon the Company giving the Trustee notice of a Change of Control. As soon as practicable after receiving notice from the Company of a Change of Control or upon any other termination of the Trust, the Trustee shall sell all of the Company Stock and other non-cash assets (if any) then held in the Trust Fund as directed by the Board of Directors in good faith taking into account the interests of a broad cross-section of individuals employed by the Company. The proceeds of such sale shall first be returned to the Company up to an amount equal to the principal amount, plus any accrued interest, of all Loans outstanding on the effective date of termination. The Company shall be deemed to have forgiven all remaining amounts then outstanding under all Loans. Any funds remaining in the Trust after such payment to the Company shall be distributed with reasonable promptness to a broad cross-section of Plan Participants or to individuals employed by the Company generally or to any benefit plan or trust in which a broad cross-section of individuals employed by the Company participate, as the Board of Directors may in good faith determine taking into account the best interests of the individuals employed by the Company.

      8.3. Form of Amendment or Termination. Any amendment or termination of the Trust shall be evidenced by an instrument in writing signed by an authorized officer of the Company, certifying that said amendment or termination has been authorized and directed by the Company or the Board of Directors, as applicable, and, in the case of any amendment, shall be consented to be signature of the Trustees, if required by Section 8.1.

9.    MISCELLANEOUS

      9.1. Controlling Law. The laws of the Commonwealth of Virginia shall be the controlling law in all matters relating to the Trust, without regard to conflicts of law.

      9.2. Trustees Action. Any action required or permitted to be taken by the Trustees may be taken on behalf of the Trustees by any individual so authorized. The Company shall furnish to the Trustees the name and specimen signature of each member upon whose statement of a decision or direction the Trustees are authorized to rely. Until notified of a change in the identity of such person or persons, the Trustees shall act upon the assumption that there has been no change.

      9.3. Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested as follows:

      To the Company:                 QuesTech, Inc.
                                      7600A Leesburg Pike
                                      Falls Church, Virginia 22043
                                      Attention:  Vincent L. Salvatori
                                          Chairman & CEO

      To the Trustees:                Members of the Board of Directors
                                      of QuesTech, Inc.
                                      c/o QuesTech, Inc.
                                      7600A Leesburg Pike
                                      Falls Church, Virginia 22043
                                      Attention:  Secretary

      Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

      9.4. Severability. If any provision of the Trust shall be held illegal, invalid or unenforceable for any reason, such provision shall not affect the remaining parts hereof, but the Trust shall be construed and enforced as if said provision had never been inserted herein.

      9.5. Protection of Persons Dealing with the Trust. No person dealing with the Trustees shall be required or entitled to monitor the application of any money paid or property delivered to the Trustees, or determine whether or not the Trustees are acting pursuant to authorities granted to them hereunder or to authorizations or directions herein required.

      9.6. Tax Status of Trust. It is intended that the Company, as grantor hereunder, be treated as the owner of the entire trust and the trust assets under Section

            671, et seq. of the Code. Until advised otherwise, the Trustee may presume that the Trust is so characterized for federal income tax purposes and shall make all filings of tax returns on that presumption.

      9.7. Participants to Have No Interest in the Company by Reason of the Trust. Neither the creation of the Trust nor anything contained in the Trust shall be construed as giving any person, including any individual employed by the Company or any subsidiary of the Company, any equity or interest in the assets, business, or affairs of the Company except to the extent that any such individuals are entitled to exercise stockholder rights with respect to Company Stock pursuant to Section 5.4.

      9.8. Nonassignability. No right or interest of any person to receive distributions from the Trust shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, but excluding death or mental incompetency, and no right or interest of any person to receive distributions from the Trust shall be subject to any obligation or liability or any such person, including claims for alimony or the support of any spouse or child.

      9.9. Gender and Plurals. Whenever the context requires or permits, the masculine gender shall include the feminine gender and the singular form shall include the plural form and shall be interchangeable.

      9.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

      IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be signed, and their seals affixed hereto, by their authorized officers all as of this day, month and year first above written.

ATTEST:                                   QUESTECH, INC.


/s/                                       /s/
-----------------------------             ------------------------------------
Corporate Secretary                       VINCENT L. SALVATORI
                                          Chairman & Chief Executive Officer

TRUSTEES:                                 TRUSTEES:


/s/                                       /s/
-----------------------------             ------------------------------------
EDWARD G. BROENNIMAN                      GERALD F. MAYEFSKIE


/s/                                       /s/
-----------------------------             ------------------------------------
SEBASTIAN P. MUSCO                        VINCENT RUSSO


                                          /s/
                                          ------------------------------------
                                          VINCENT L. SALVATORI

                                                                      SCHEDULE A
                                                                              TO
                                       AMENDED STOCK EMPLOYEE COMPENSATION TRUST


1.   QuesTech, Inc. 1982 Incentive Stock Option Plan

2.   QuesTech, Inc. 1994 Incentive Stock Option Plan

3.   QuesTech, Inc. 1996 Incentive Stock Option Plan

4.   QuesTech, Inc. 1996 Stock Option Plan for Non-Employee Directors